Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated April 21, 1995, except for the sixth paragraph of Note 6 which is dated as of May 5, 1995, on our audits of the consolidated financial statements and financial statement schedules of Super Rite Corporation for the fifty-three week period ended March 4, 1995 and the fifty-two week period ended February 26, 1994, into: (1) the Registration Statement on Form S-8 (333-01251) of Richfood Holdings, Inc.; (2) the Registration Statement on Form S-8 (333-01253) of Richfood Holdings, Inc.;
(3) the Registration Statement on Form S-8 (33-63447) of Richfood Holdings, Inc.; (4) the Registration Statement on Form S-8 (33-55299) of Richfood Holdings, Inc.; (5) the Registration Statement on Form S-8 (33-43652) of Richfood Holdings, Inc.; (6) the Registration Statement on Form S-8 (33-41570) of Richfood Holdings, Inc.; and (7) the Registration Statement on Form S-8 (33-41210) of Richfood Holdings, Inc., which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Harrisburg, Pennsylvania
July 25, 1996